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                             [AKIN GUMP LETTERHEAD]

July 16, 2003

Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463


Re:   Medicis Pharmaceutical Corporation, Registration Statement on Form S-4


Ladies and Gentlemen:

We have acted as special counsel to Medicis Pharmaceutical Corporation, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-4, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the Company's offer to exchange 1.5% Contingent Convertible Senior Notes Due 2033 (the "SECURITIES") for all of its outstanding 2.5% Contingent Convertible Senior Notes due 2032. The Securities are to be issued under an Indenture (the "INDENTURE") to be entered into by the Company and Deutsche Bank Trust Company Americas, as Trustee, and exchanged pursuant to the terms of a dealer manager agreement to be executed by the Company and Deutsche Bank Securities Inc. The Securities are convertible into shares of Class A common stock, par value $0.014 per share, of the Company (the "CONVERSION SHARES").

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The Securities have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, authenticated and delivered by or on behalf of the Company as described in the Registration Statement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.
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Medicis Pharmaceutical Corporation
July 16, 2003
Page 2


2. The Conversion Shares have been duly authorized and reserved for issuance and, when the Registration Statement has become effective under the Act, and when the Conversion Shares are issued and delivered upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Federal Laws of the United States of America, the Laws of the State of New York and the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

D. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                    Very truly yours,


                                    /s/ Akin Gump Strauss Hauer & Feld LLP

                                    AKIN GUMP STRAUSS HAUER & FELD LLP